SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 14, 2011, BancTrust Financial Group, Inc. (the “Company”) filed its quarterly report on Form 10-Q for the quarter ended September 30, 2011 (the “Form 10-Q”) with the United States Securities and Exchange Commission.  In the Form 10-Q, the Company disclosed that it had requested regulatory approvals necessary to allow the Company to pay its November 15, 2011 quarterly dividend on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), held by the U.S. Treasury.  At the time the 10-Q was filed, the Company was still awaiting a response to one such approval request.  On November 15, 2011, the Company received the final approval necessary to enable it to pay the November 15, 2011 dividend on its Series A Preferred Stock, and the Company has paid that dividend, in the amount of $625,000, to the holder of its outstanding preferred stock, the U.S. Treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.

DATE:	November 16, 2011	By:	/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary